Tecogen Announces Third Quarter 2023 Results
Q3 2023 revenue of $7.1 million, an increase of 7.5% QoQ

WALTHAM, Mass., November 8, 2023 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported revenues of $7.1 million and a net loss of $0.5 million for the quarter ended September 30, 2023 compared to revenues of $6.6 million, and a net loss of $0.3 million in 2022. For the nine months ended September 30, 2023 revenues were $19.2 million and the net loss was $2.8 million compared to revenues of $20.5 million, and net loss of $1.0 million for the same period in 2022.
"We continue to make progress towards the objectives we set out earlier in the year. We have seen revenue increase this quarter both compared to earlier this year and to the same period last year. We have focused our marketing efforts on finding project developers for our clean cooling solutions, especially in locations that are more favorable to gas technologies. This is leading to an increase in the size of our sales pipeline and I'm cautiously optimistic that we will receive customer orders for many of these projects over the upcoming few months.
We also saw an increase in product margin due to increased pricing and the product mix this quarter. We expect Service margin to recover to greater than 50% in the coming quarters after we complete pending engine replacements and continue to implement changes that should increase our service intervals.

As we work to strengthen our balance sheet, I am pleased to see a decline in inventory levels compared to earlier in the year. We established a $1.5 million credit facility in October 2023 to improve liquidity. Our cash position is currently $1.1 million with $500k drawn under the credit facility. Our cash position was negatively affected by delays in customer deposit collection due to slower financing cycles presently. We expect to collect these deposits over the upcoming months. We are exploring opportunities to accelerate customers' decision-making regarding capital intensive energy projects by working with financing companies to provide project capital.

Lastly, the air-cooled chiller testing is progressing and we are working on getting this product specified on customer projects and obtaining purchase orders." commented Abinand Rangesh, Tecogen's Chief Executive Officer.
Key Takeaways
Revenues
•Revenues for Q3 2023 were $7.1 million compared to $6.6 million for the same period in 2022, a 7.5% increase.
◦Products revenue was $2.9 million in Q3 2023 compared to $3.2 million in the same period in 2022, a decrease of 8.4%, primarily due to decreased cogeneration sales which was offset partially by higher chiller sales into our key market segments including controlled environment agriculture.

◦Services revenue was $3.8 million in Q3 2023 compared to $3.1 million in the same period in 2022, an increase of 24.8%, primarily due to revenue from the acquired Aegis maintenance contracts and a 5.2% increase in revenue from existing contracts.
◦Energy Production revenue decreased 0.5%, to $331 thousand in Q3 2023 compared to $333 thousand in the same period in 2022.

•Revenues for the nine months ended September 30, 2023 were $19.2 million compared to $20.5 million for the same period in 2022, a 6.0% decrease.
◦Products revenue was $7.1 million in the nine months ended September 30, 2023 compared to $10.2 million in the same period in 2022, a decrease of 30.1%, primarily due to decreased cogeneration and chiller sales into our key market segments including controlled environment agriculture.
◦Services revenue was $10.9 million in the nine months ended September 30, 2023 compared to $9.0 million in the same period in 2022, an increase of 20.8%, primarily due to revenue from the acquired Aegis maintenance contracts and a 7.3% increase in revenue from existing contracts.
◦Energy Production revenue decreased 4.2%, to $1.21 million in the nine months ended September 30, 2023 compared to $1.27 million in the same period in 2022 due to temporary maintenance work on two sites.
Net Loss and Earnings Per Share
•Net loss in Q3 2023 was $0.5 million compared to net loss of $0.3 million in Q3 2022, an increase of $0.2 million, primarily due to increased operating expenses. EPS was a net loss of $0.02/share and a net loss of $0.01 in Q3 2023 and Q3 2022, respectively.
•Net loss for the nine months ended September 30, 2023 was $2.8 million compared to net loss of $1.0 million in the comparable 2022 period, an increase of $1.7 million, due primarily to lower Products segment revenue and gross profit and an increase in operating expenses. EPS was a net loss of $0.11/share and a net loss of $0.04/share in the nine months ended September 30, 2023 and 2022, respectively.
Loss from Operations
•Loss from operations for Q3 2023 increased to $0.4 million compared to a loss of $0.2 million for the same period in 2022 due to higher operating expenses.
•Loss from operations for the nine months ended September 30, 2023 was $2.6 million compared to a loss of $1.0 million for the same period in 2022, an increase of $1.6 million. The loss from operations increased due to lower revenue and gross profit margins in our Products segment and increased operating expenses.
Gross Profit and Gross Margin
•Gross profit for Q3 2023 was $2.9 million compared to $2.9 million in the third quarter of 2022. Gross margin was 41.1% in Q3 2023 quarter compared to 43.7% for the same period in 2022. Products margin increased to 43.2% from 35.3%, due to price increases instituted in 2023, while Services margin decreased to 38.9% from 51.8%, due to higher labor and material costs. In particular, as supply chain constraints for engines eased, we performed significant engine related replacements and upgrades which negatively impacted Service margins. Energy Production margin decreased to 48.5% in Q3 2023 from 49.5% for the same period in 2022.
•Gross profit for the nine months ended September 30, 2023 decreased to $7.9 million compared to $8.7 million in the same period in 2022, a decrease of $0.8 million. Gross margin decreased to 40.8% in the nine months ended September 30, 2023 compared to 42.4% for the same period in 2022. Products margin increased to 36.6% from 33.7%, due to price increases instituted in 2023, and Services margin decreased to 43.7% from 52.2%, due to higher labor and material costs. In particular, as supply chain constraints for engines eased, we performed a significant number of engine replacements in the nine months ended September 30, 2023 which negatively impacted Service margins. Energy Production margin deceased to 40.1% from 42.7% due to decreased runtime at the sites.

Operating Expenses

•Operating expenses increased by 6.0% to $3.3 million in Q3 2023 compared to $3.1 million in the same period in 2022 due primarily to an increase in bad debt expense, due to a customer accounts receivable settlement achieved in 2022, and increases in depreciation and amortization, travel, and business insurance, which are attributable in part to the Aegis acquisition.
•Operating expenses increased by 8.4% to $10.5 million for the nine months ended September 30, 2023 compared to $9.6 million in the same period in 2022 due primarily to an increase in bad debt expense, due to a customer accounts receivable settlement achieved in 2022, and increases in depreciation and amortization, travel, and business insurance, which are attributable in part to the Aegis acquisition and increased consulting costs.

Adjusted EBITDA(1) was negative $182 thousand for the third quarter of 2023 compared to negative $72 thousand for the third quarter of 2022. Adjusted EBITDA(1) was negative $2.1 million for the nine months ended September 30, 2023 compared to negative $0.5 million for the comparable period in 2022. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and the extinguishment of debt. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
Conference Call Scheduled for November 8, 2023, at 9:30 am ET
Tecogen will host a conference call on November 8, 2023 to discuss the third quarter results beginning at 9:30 AM eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Third Quarter 2023 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.

About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost, Tecopack, and Ultera are registered or pending trademarks of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

Tecogen Media & Investor Relations Contact Information:

Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

TECOGEN INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$646,161	$1,913,969
Accounts receivable, net	7,694,571	6,714,122
Unbilled revenue	1,748,336	1,805,330
Employee retention credit receivable	46,148	713,269
Inventories, net	11,039,313	10,482,729
Prepaid and other current assets	420,317	401,189
Total current assets	21,594,846	22,030,608
Long-term assets:
Property, plant and equipment, net	1,254,656	1,407,720
Right of use assets	754,957	1,245,549
Intangible assets, net	2,307,902	997,594
Goodwill	3,129,147	2,406,156
Other assets	145,237	165,230
TOTAL ASSETS	$29,186,745	$28,252,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,493,758	$3,261,952
Accrued expenses	2,632,607	2,384,447
Deferred revenue, current	1,655,737	1,115,627
Lease obligations, current	367,938	687,589
Acquisition liabilities, current	775,991	—
Unfavorable contract liability, current	201,090	236,705
Total current liabilities	10,127,121	7,686,320
Long-term liabilities:
Deferred revenue, net of current portion	290,226	371,823
Lease obligations, net of current portion	429,737	623,452
Acquisition liabilities, net of current portion	1,485,677	—
Unfavorable contract liability, net of current portion	448,695	583,512
Total liabilities	12,781,456	9,265,107
Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 issued and outstanding at September 30, 2023 and December 31, 2022	24,850	24,850
Additional paid-in capital	57,525,719	57,351,008
Accumulated deficit	(41,033,259)	(38,281,548)
Total Tecogen Inc. stockholders’ equity	16,517,310	19,094,310
Non-controlling interest	(112,021)	(106,560)
Total stockholders’ equity	16,405,289	18,987,750
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,186,745	$28,252,857

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	September 30, 2023	September 30, 2022
Revenues
Products	$2,938,789	$3,206,732
Services	3,842,600	3,078,604
Energy production	331,141	332,774
Total revenues	7,112,530	6,618,110
Cost of sales
Products	1,669,747	2,074,243
Services	2,346,384	1,482,355
Energy production	170,378	168,178
Total cost of sales	4,186,509	3,724,776
Gross profit	2,926,021	2,893,334
Operating expenses
General and administrative	2,708,817	2,343,449
Selling	425,465	567,529
Research and Development	160,033	202,138
Gain on disposition of assets	—	(5,486)
Total operating expenses	3,294,315	3,107,630
Loss from operations	(368,294)	(214,296)
Other income (expense)
Interest income and other income (expense), net	(16,330)	(7,140)
Interest expense	(6,357)	(2,280)
Unrealized loss on investment securities	(56,246)	—
Total other income (expense), net	(78,933)	(9,420)
Loss before provision for state income taxes	(447,227)	(223,716)
Provision for state income taxes	—	5,922
Consolidated net loss	(447,227)	(229,638)
Income attributable to the non-controlling interest	(34,346)	(27,074)
Net loss attributable to Tecogen Inc.	$(481,573)	$(256,712)

Net loss per share - basic	$(0.02)	$(0.01)
Net loss per share - diluted	$(0.02)	$(0.01)
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	24,850,261

	Three Months Ended
	September 30, 2023	September 30, 2022
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(481,573)	$(256,712)
Interest expense, net	6,357	2,280
Income taxes	—	5,922
Depreciation & amortization, net	168,684	107,250
EBITDA	(306,532)	(141,260)
Stock-based compensation	68,775	69,118
Unrealized loss on investment securities	56,246	—
Adjusted EBITDA	$(181,511)	$(72,142)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Revenues
Products	$7,094,556	$10,156,328
Services	10,931,744	9,046,075
Energy production	1,214,806	1,268,623
Total revenues	19,241,106	20,471,026
Cost of sales
Products	4,500,771	6,734,465
Services	6,159,855	4,322,693
Energy production	728,124	726,297
Total cost of sales	11,388,750	11,783,455
Gross profit	7,852,356	8,687,571
Operating expenses
General and administrative	8,418,581	7,642,183
Selling	1,426,321	1,572,221
Research and development	625,691	537,126
Gain on disposition of assets	(19,950)	(41,931)
Gain on termination of unfavorable contract liability	—	(71,375)
Total operating expenses	10,450,643	9,638,224
Loss from operations	(2,598,287)	(950,653)
Other income (expense)
Interest income and other income (expense), net	(36,562)	(22,556)
Interest expense	(8,629)	(15,841)
Unrealized gain (loss) on investment securities	(18,749)	37,497
Total other income (expense), net	(63,940)	(900)
Loss before provision for state income taxes	(2,662,227)	(951,553)
Provision for state income taxes	32,252	16,352
Consolidated net loss	(2,694,479)	(967,905)
Income attributable to non-controlling interest	(57,232)	(55,616)
Net loss attributable to Tecogen Inc.	$(2,751,711)	$(1,023,521)

Net loss per share - basic	$(0.11)	$(0.04)
Net loss per share - diluted	$(0.11)	$(0.04)
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	24,850,261

	Nine Months Ended
	September 30, 2023	September 30, 2022
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(2,751,711)	$(1,023,521)
Interest expense, net	8,629	15,841
Income taxes	32,252	16,352
Depreciation & amortization, net	459,779	324,968
EBITDA	(2,251,051)	(666,360)
Stock-based compensation	174,711	254,718
Unrealized (gain) loss on marketable securities	18,749	(37,497)
Gain on termination of unfavorable contract liability	—	(71,375)
Adjusted EBITDA	$(2,057,591)	$(520,514)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets and extinguishment of debt), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(2,694,479)	$(967,905)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	459,779	324,968
Stock-based compensation	174,711	254,718
Provision (release) for doubtful accounts	44,000	(183,955)
Gain on disposition of assets	(19,950)	(41,931)
Unrealized (gain) loss on investment securities	18,749	(37,497)
Gain on termination of unfavorable contract liability	—	(71,375)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(1,324,448)	67,940
Employee retention credit receivable	667,121	562,752
Unbilled revenue	56,994	1,302,187
Inventories	(165,537)	(947,031)
Prepaid assets and other current assets	(19,128)	70,806
Other assets	491,836	466,420
Increase (decrease) in:
Accounts payable	1,140,759	(182,903)
Accrued expenses and other current liabilities	256,847	(80,720)
Deferred revenue	458,512	(487,676)
Other liabilities	(566,016)	(482,608)
Net cash used in operating activities	(1,020,250)	(433,810)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(31,728)	(286,820)
Payment for business acquisition	(170,000)	—
Purchases of intangible assets	—	(29,505)
Proceeds from disposition of assets	16,863	72,655
Distributions to non-controlling interest	(62,693)	(56,823)
Net cash used in investing activities	(247,558)	(300,493)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	—	—
Change in cash and cash equivalents	(1,267,808)	(734,303)
Cash and cash equivalents, beginning of the period	1,913,969	3,614,463
Cash and cash equivalents, end of the period	$646,161	$2,880,160
Supplemental disclosures of cash flows information:
Cash paid for interest	$7,385	$14,597
Cash paid for taxes	$32,252	$16,352
Non-cash consideration issued for Aegis acquisition:
Accounts receivable credit	$300,000	$—
Accounts payable assumed	91,048	—
Contingent consideration	1,442,462	—
Total fair value of non-cash consideration	$1,833,510	$—